UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2014

ONE LIBERTY PROPERTIES, INC.
(Exact name of Registrant as specified in charter)

Maryland	001-09279	13-3147497
(State or other	(Commission file No.)	(IRS Employer I.D. No.)
jurisdiction of incorporation)

60 Cutter Mill Road, Suite 303, Great Neck, New York	11021
(Address of principal executive offices)	(Zip code)

                                  516-466-3100
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

We are filing this Current Report on Form 8-K/A to supplement the Current Report on Form 8-K (including the related exhibit) filed with the SEC on January 6, 2014.

We entered into a commitment letter with AIG Asset Management pursuant to which it agreed to refinance the approximately $16.3 million in principal amount of  mortgage debt with an interest rate of 5.67%, maturing in May 2014 and secured by our multi-tenant shopping property located in Royersford, PA.  The commitment letter provides that AIG will lend our borrowing subsidiary $20 million for ten years at an interest rate of 4.75% per year, with interest only payments during the first five years of the loan and thereafter amortizing on a 30 year basis.  We can offer no assurance that this refinancing will be consummated on such terms or at all.

We also entered into a lease amendment extending, from November 2014 until November 2016, the expiration date of the lease with respect to a 100,220 square foot industrial facility located in Columbus, Ohio. The rent payable during the extension period is at least as favorable to us as the rent payable immediately prior to the amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE LIBERTY PROPERTIES, INC.

Date: January 9, 2014	/s/ David W. Kalish
David W. Kalish
Senior Vice President and
Chief Financial Officer